Exhibit 10.5

CONNECTURE, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 29th day of May, 2014 (the “Effective Date”) by and among CONNECTURE, INC., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto as may be updated from time to time by the Company (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to the Company $1,250,000, subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	AMOUNT AND TERMS OF THE LOAN

1.1 The Loan(s). Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) the amount set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto up to an aggregate amount of $1,250,000 (each, a “Loan Amount” and collectively the “Total Loan Amount” or “Loan”) against the issuance and delivery by the Company of a subordinated promissory note or notes for such amount(s), in substantially the form attached hereto as EXHIBIT A (each, a “Note” and collectively, the “Notes”). Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Note.

2.	THE CLOSING(S)

2.1 Closing Date(s). The closing of the sale and purchase of the Notes (the “Closing”) shall take place on May 29, 2014 (the “Closing Date”).

2.2 Delivery. At the Closing: (a) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s portion of the Loan Amount; and (b) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

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3.2 Corporate Power. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement, to issue each Note (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Note. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes has been taken. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

3.5 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company.

3.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the Notes, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.7 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.8 Use of Proceeds. The Company shall use the proceeds of the Loan for working capital.

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4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

4.1 Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Notes; (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser; and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Notes involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Notes for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Notes unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

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4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals including entering into a subordination agreement reasonably satisfactory to any Senior Lender (as defined in the Notes).

5.	MISCELLANEOUS

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 18500 W. Corporate Dr., Suite 250, Brookfield, WI 53045, Attn: CEO, and to Purchaser at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

5.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers holding at least sixty-five percent (65%) of the outstanding principal under the Notes (“Requisite Holders”). Any provision of the Notes may be amended or waived by the written consent of the Company and the Requisite Holders.

5.7 Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

5.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or

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default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

5.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.10 Exit Fee. Upon the closing of a Deemed Liquidation Event (as defined in the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended), the Company shall pay to each Purchaser a fee (an “Exit Fee”) equal to fifty percent (50%) of such Purchaser’s Loan Amount (it being acknowledged that such Exit Fee is a one-time payment regardless of the number of events which may occur giving rise to the payment thereof).

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IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:

CONNECTURE, INC.

By:	/s/ James Purko
Name:	James Purko
Title	Chief Financial Officer

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

PURCHASER:

GPP – CONNECTURE, LLC

By:	/s/ Adam Dolder
Name:	Adam Dolder
Title	President

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

PURCHASER:

CHRYSALIS VENTURES II, L.P.

By:	/s/ David A. Jones, Jr.
Name:	David A. Jones, Jr.
Title	Member

SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT